UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2021

C3.AI, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
1300 Seaport Blvd, Suite 500
Redwood City, CA
(Address of Principal Executive Offices)
001-39744
(Commission File Number)

26-3999357
(IRS Employer Identification No.)
94063
(Zip Code)
(650) 503-2200
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	AI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On December 1, 2021, C3.ai, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal second quarter ended October 31, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 and Item 9.01 in this Current Report on Form 8-K, including the accompanying Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings, unless expressly incorporated by specific reference in such filing.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 1, 2021, Adeel Manzoor was appointed as the Company's Senior Vice President, Chief Administrative Officer and Chief Financial Officer, effective December 3, 2021. In this position, Mr. Manzoor will succeed David Barter as the Company’s principal financial officer.

Mr. Manzoor, age 46, joins the Company after serving as Chief Financial Officer (“CFO”) at Telenav, Inc., a wireless location-based services corporation, from July 2019 through November 2021. From November 2016 to June 2019, Mr. Manzoor served as vice president and Business Unit CFO of the Storage, Big Data and Value Compute business unit at Hewlett Packard Enterprise, a multinational enterprise information technology company (“HPE”). He also served as vice president and Business Unit CFO of the Converged Infrastructure business unit at HPE from August 2015 to November 2016. Previously, Mr. Manzoor served as director of strategy and planning at Hewlett Packard (“HP”) from June 2014 to August 2015 and director of investor relations at HP from September 2012 to June 2014. Prior to joining HP, Mr. Manzoor was an auditor at Ernst and Young LLP. Mr. Manzoor holds a degree in Business/Commerce from the University of the Punjab, an MBA from the Asian Institute of Technology, and an MS, Accounting and Finance from New Mexico State University.

In his position with the Company, Mr. Manzoor will receive an annual base salary of $450,000 and will have a target bonus opportunity of 50% of his base salary. In connection with his appointment, Mr. Manzoor also received awards under the C3.ai, Inc. 2020 Equity Incentive Plan of 180,000 restricted stock units and options to purchase 270,000 shares of the Company’s Class A common stock. The restricted stock units and options will vest on a five-year vesting schedule, subject to acceleration in certain events as described in Mr. Manzoor’s offer letter with the Company.

There are no arrangements or understandings between Mr. Manzoor and any person pursuant to which he was appointed as an executive officer of the Company. Mr. Manzoor does not have a family relationship with any of the executive officers or directors of the Company. There are no transactions in which Mr. Manzoor had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The foregoing description is qualified in its entirety by reference to Mr. Manzoor’s offer letter with the Company, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending January 31, 2022.

Appointment of Principal Accounting Officer

Simultaneous with Mr. Manzoor’s appointment, Juho Parkkinen, the Company’s Vice President and Corporate Controller, was appointed as the Company’s principal accounting officer, effective December 3, 2021.
Mr. Parkkinen, age 37, has served as the Company’s Vice President and Corporate Controller since February 2021. From March 2017 to January 2021, Mr. Parkkinen held various positions in the financial reporting group at MongoDB, Inc., a software company, most recently serving as its Senior Director and Assistant Corporate Controller. From September 2009 to February 2017, Mr. Parkkinen held positions at Ernst & Young. Mr. Parkkinen holds a B.S. in Business with an emphasis in Accounting and Mathematics from Santa Clara University and is a Certified Public Accountant in the State of California.

There are no arrangements or understandings between Mr. Parkkinen and any person pursuant to which he was appointed as the principal accounting officer of the Company. Mr. Parkkinen does not have a family relationship with any of the executive officers or directors of the Company. There are no transactions in which Mr. Parkkinen had or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Resignation of Chief Financial Officer

On November 27, 2021, David Barter resigned his position with the Company effective December 10, 2021. Mr. Barter will assist the Company with transition-related matters prior to his departure.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 1, 2021.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C3.ai, Inc.

Dated: December 1, 2021
	By:	/s/ Thomas M. Siebel
Thomas M. Siebel
Chief Executive Officer and Chairman of the Board of Directors